UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): June 25, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.02	Unregistered Sales of Equity Securities.

Horizon Global Corporation (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”) on June 25, 2019. At the Annual Meeting, stockholders approved the issuance of warrants, and the shares of Company common stock (“Common Stock”) issuable upon exercise thereof, to certain of its lenders under its Second Lien Term Facility Credit Agreement (the “Second Lien Term Facility Agreement”). As previously disclosed, on March 15, 2019, to satisfy the Company’s obligations under its existing senior term loan and to obtain additional liquidity, the Company entered into the Second Lien Term Facility Agreement with Cortland Capital Markets Services LLC, as administrative agent and collateral agent, Corre Partners Management, L.L.C. (“Corre”), as representative of the lenders, and the lenders party thereto (the “Second Lien Lenders”). The Second Lien Lenders include Corre Opportunities Qualified Master Fund, LP (“Corre Master Fund”), Corre Horizon Fund, LP and Corre Opportunities II Master Fund, LP (collectively, the “Corre Lenders”). At the time of entering into the Second Lien Term Facility Agreement, affiliates of Corre, including Corre Master Fund, beneficially owned, in the aggregate, 9.99% of the outstanding Common Stock.

In connection with the entry into the Second Lien Term Loan Agreement, on March 15, 2019, the Company issued five-year warrants to the Second Lien Lenders to purchase up to 3,601,902 shares of the Common Stock with an exercise price of $1.50 per share, subject to adjustment as provided in the warrants. In connection with the issuance of warrants to affiliates of a greater than five percent stockholder of the Company, the Company also issued 90,667 shares of Series A preferred stock (“Series A Preferred Stock”) to such Second Lien Lenders with a liquidation value of $100 per share. Upon the receipt of the approval of the Company’s stockholders at the Annual Meeting on June 25, 2019, the shares of Series A Preferred Stock converted into warrants to purchase an additional 2,952,248 shares of Common Stock, including warrants issuable based upon the amount of accrued and unpaid dividends at the time of such approval, in each case with an exercise price of $1.50 per share, subject to adjustment as provided in the warrants. The additional warrants, the terms of which are in substantially the same form as those issued to the Corre Lenders on March 15, 2019, expire on March 15, 2024.

The offer and sale of the securities described above were made only to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933 (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws.

Item 5.07     Submission of Matters to a Vote of Security Holders.
There were a total of 25,263,212 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and there were 23,282,209 shares of Common Stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.
The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:
Proposal 1.  To approve the amendments to the Horizon Global Corporation Amended and Restated Certificate of Incorporation to implement a declassified Board of Directors:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,058,747	20,101	2,425	4,200,936
Proposal 2.  Because Proposal 1 was approved at the Annual Meeting, the election of nine directors to serve until the Company's 2020 annual meeting of stockholders:

	FOR	WITHHELD	BROKER NON-VOTES
Carl S. Bizon	19,040,585	40,688	4,200,936
Frederick A. Henderson	19,046,572	34,701	4,200,936
Denise Ilitch	18,174,295	906,978	4,200,936
John C. Kennedy	19,055,592	25,681	4,200,936
Ryan L. Langdon	19,054,592	26,681	4,200,936
Brett N. Milgrim	19,055,592	25,681	4,200,936
David A. Roberts	18,652,698	428,575	4,200,936
Mark D. Weber	19,056,092	25,181	4,200,936
Harry J. Wilson	19,043,256	38,017	4,200,936

Proposal 3.  Because Proposal 1 was approved at the Annual Meeting, the election of three directors to serve until the Company's 2021 annual meeting of stockholders was not presented.
Proposal 4.  To approve, for the purposes of the rules of the New York Stock Exchange, the issuance of warrants, and the shares of our common stock issuable upon exercise thereof, to certain lenders under the Company's Second Lien Term Facility:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,039,164	38,949	3,160	4,200,936
Proposal 5.  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019:

FOR	AGAINST	ABSTAIN
23,150,427	126,891	4,891
Proposal 6.  A stockholder proposal asking our Board to immediately take the necessary steps to achieve a sale, merger or other disposition of the Company was not presented at the Annual Meeting.
Based on the votes set forth above, at the Annual Meeting: amendments to the Company's Amended and Restated Certificate of Incorporation to implement a declassified Board of Directors were approved; each of the nine director nominees was elected as directors; the issuance of warrants, and the shares of our common stock issuable upon exercise thereof, to certain lenders under our Second Lien Term Facility was approved; and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	June 28, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary